UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 25, 2002
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(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
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(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)


ITEM 5. OTHER EVENTS

Laboratory Corporation of America -Registered Trademark-Holdings (LabCorp -Registered Trademark-)(NYSE:LH) announced that it has completed its previously announced acquisition of Dynacare Inc., a leading independent provider of laboratory testing in North America. LabCorp acquired all of the outstanding shares of Dynacare and financed the transaction by issuing approximately 4.9 million shares of its common stock and using $260 million in cash, a $150 million bridge loan, borrowings of $50 million under its $300 million revolver, and paying off Dynacare's existing $195 million of senior subordinated unsecured notes. There is a call premium of 103.6% of par on the notes, which amounts to approximately $7 million.








Dynacare is an independent clinical laboratory offering services in certain regions of the U.S. and Canada. It operates 26 central laboratories (two of which are esoteric), 115 rapid response labs and 302 patient service centers in 21 states and two Canadian provinces. Dynacare's operations also include four joint ventures with hospital partners-two based in the U.S. and two in Canada. Dynacare had 2001 revenues of approximately $238 million (based on the U.S. GAAP) and has approximately 6,300 employees.




ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

(c) Exhibit
20  Press release of the Company dated July 25, 2002.




SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
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                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                      --------------------------------
                      Bradford T. Smith
                      Executive Vice President
                      and Secretary


Date: July 25, 2002